FOR IMMEDIATE RELEASE:

First Carolina Financial Services Reports Net Income of $7.9 Million, or $0.26 Per Diluted Share, for the Third Quarter of 2026

RALEIGH, N.C. (October 27, 2026) – First Carolina Financial Services, Inc. (NYSE: FCBM) (“First Carolina,” the “Company,” “we,” “our,” or “us”), today reported net income of $7.9 million, or $0.26 per diluted share, for the third quarter of 2026, compared to a loss of $2.0 million, or a loss of $0.08 per diluted share, for the third quarter of 2025. These results reflect a $9.9 million increase in net income compared to the third quarter of 2025. All per share data has been adjusted to reflect the two-for-one stock split completed on June 17, 2026.

“This was a pivotal quarter for First Carolina,” said Ron Day, Chairman, President, and Chief Executive Officer. “Last quarter we strengthened our core funding base, and this quarter we demonstrated what that foundation makes possible. On a linked-quarter basis, net income was up $2.8 million, or 55%. Our net interest margin expanded to 3.38% for the quarter, driven by continued loan repricing, higher yields on new originations, and well-managed funding costs even as rates have risen. Deepening treasury management relationships with our commercial clients continues to drive valuable operating deposit growth, which supports our discipline on funding costs. We also redeemed our 2019 subordinated debt issuance in early September, which should positively impact interest expense in coming periods. Most importantly, we have done all of this while keeping our eye on credit quality, and nonperforming assets held steady.”

“In payments, we are making significant progress in expanding our service offerings. At the end of the quarter, we began offering prepaid cards as a payment modality for universities participating in our pilot program, which gives our higher-education clients and their students a broader set of disbursement options. We continue penetrating the broader banking opportunity in higher education, which remains a strategic growth vertical for us. More broadly, we feel demand for First Carolina has never been higher. Customers have responded well to our becoming a public company, and the strength and range of our Commercial Banking, Payments, Consumer Banking and Wealth Management businesses position us to meet that demand across every stage of our clients’ financial journeys. We are very pleased with these accomplishments and believe they reflect the durable earnings power of our franchise as we head into the remainder of the year.”

Third Quarter 2026 Performance Highlights:
•Net income of $7.9 million, an increase of $9.9 million from the third quarter of 2025.
•Generated $154.1 million of loan growth in the quarter, representing an annualized growth rate of 22.3%.
•Expanded net interest margin by 32 basis points on a year-over-year comparative-quarter basis to 3.38%.
•Increased third quarter net interest income by 10.0% compared to the third quarter of 2025.
•Decreased third quarter non-interest expense by 19.6%, or $6.3 million compared to the third quarter of 2025.
•Reduced higher-cost certificates of deposit by 15.7% during the quarter and 58.8% over the past year, supporting funding cost improvements.
•Brokered deposits declined to 14.3% of total deposits at September 30, 2026 compared to 31.0% of total deposits a year ago.
•Continued strong capital levels with average shareholders' equity representing 12.33% of average assets.
•Nonperforming assets declined to 0.60% of total assets compared to 0.63% a year ago.
•Ended the quarter with book value per share of $13.93 and tangible book value per share1 of $11.73.
•Return on average assets (“ROAA”) of 0.89%.
•Return on average equity (“ROAE”) of 7.24%; Return on average tangible common equity (“ROATCE”)1 of 8.61%.

(1)Considered non-GAAP financial measure - See "Non-GAAP Financial Measures" and reconciliation of GAAP to non-GAAP financial measures in the financial tables section of the press release.

Operating Highlights
Net interest income totaled $28.1 million for the third quarter of 2026, an increase of $2.6 million, or 10.0%, over the third quarter of 2025, reflecting continued balance sheet strength and revenue generation. The Company's net interest margin was 3.38% for the third quarter of 2026, representing a 32 basis point improvement over the prior year period, driven primarily by lower interest-bearing deposit costs. Net interest margin increased by 15 basis points from the second quarter of 2026, largely attributable to the seasonality in deposits generated by the Company’s Payments business. Noninterest-bearing deposits in the Payments business regularly increase in the third quarter of each fiscal year from the preceding second quarter period, primarily due to the educational calendar. Beyond these areas, deposit repricing initiatives and stronger yields on loans remain meaningful drivers of the Company’s performance.

The yield on average interest-earning assets was 5.97% for the third quarter of 2026, compared to 6.02% for the third quarter of 2025, a decrease of 5 basis points, primarily reflecting lower yield on the securities portfolio and short-term, floating rate investments. The yield on average interest-earning assets increased to 5.97% in the third quarter of 2026, from 5.92% in the second quarter of 2026, primarily driven by higher loan yields. The improvement reflects the strength of the Company's lending franchise and its disciplined approach to loan pricing, and it more than offset the decline in the yield on securities available for sale. As a result, the Company delivered meaningful growth in net interest income and year-over-year expansion in net interest margin.

The Company’s total cost of funds was 2.81% for the third quarter of 2026, a decrease of 31 basis points compared to the third quarter of 2025. Deposit costs were 2.71% for the third quarter of 2026, compared to 3.04% for the third quarter of 2025, a decrease of 33 basis points, and compared to 2.75% for the second quarter of 2026, a decrease of 4 basis points. The cost of interest-bearing liabilities was 3.58% for the third quarter of 2026, a decrease of 39 basis points compared to 3.97% for the third quarter of 2025, and no change compared to 3.58% for the second quarter of 2026, reflecting the strategic shift of deposits from time deposits to money market and savings accounts. Management believes the year-over-year decrease in total cost of funds, deposit costs, and cost of interest-bearing liabilities in the third quarter of 2026 versus the third quarter of 2025 are particularly meaningful, as this comparison eliminates the impact of the seasonal deposit flows in the Payments business that affect linked-quarter comparisons.

Noninterest income totaled $6.7 million for the third quarter of 2026, a decrease of $6.2 million, or 48.0%, from the third quarter of 2025. The decrease primarily reflects the planned discontinuation of a banking-as-a-service partnership inherited through the BM Technologies’ acquisition that was not consistent with the Company's long-term strategic focus and accounts for $3.6 million of the decrease from the third quarter of 2025. The decrease also reflects the non-recurring nature of the $1.7 million in net gains on sale of securities in the third quarter of 2025. Accordingly, results for the third quarter of 2026 are not directly comparable to those for the third quarter of 2025. Noninterest expense totaled $25.8 million for the third quarter of 2026, a decrease of $6.3 million, or 19.6%, from the third quarter of 2025. The decrease reflects lower salaries and employee benefits expense following the post-acquisition realignment of BM Technologies’ workforce, along with lower data processing costs and other professional fees. These results demonstrate the Company's ongoing commitment to disciplined cost control and operational efficiency.

The Company's effective tax rate was 20.7% for the third quarter of 2026, compared to 18.6% for the third quarter of 2025 and 21.5% for the second quarter of 2026. The higher effective tax rate compared to the prior-year quarter was primarily attributable to a higher state income effective tax rate due to a change in allocation of income before taxes between the Company, the Bank, and BM Technologies.

Balance Sheet Trends
Total assets were $3.67 billion at September 30, 2026, reflecting an increase of $154.1 million, or 4.4%, compared to September 30, 2025. Gross loans were $2.90 billion at September 30, 2026, an increase of $201.3 million, or 7.5%, compared to September 30, 2025, and an increase of $154.1 million, or 5.6%, from $2.74 billion at June 30, 2026.

Total deposits were $3.16 billion at September 30, 2026, reflecting an increase of $92.6 million, or 3.0%, compared to September 30, 2025. The Company continues to shift its deposit mix away from higher-cost certificates of deposit (brokered and non-brokered) and toward lower-cost core deposits. Certificates of deposit were $571.7 million at September 30, 2026, a $815.3 million, or 58.8%, decrease compared to September 30, 2025, and a $106.6 million, or 15.7%, decrease compared to June 30, 2026.

Credit Quality
During the third quarter of 2026, the Company recorded a net release of the provision for credit losses of $1.0 million, compared to a provision for credit losses of $9.4 million in the third quarter of 2025, and a provision for credit losses of $273 thousand during the second quarter of 2026. The release recorded during the third quarter of 2026 was primarily attributable to the migration of construction loans to permanent financing, which carry lower expected loss rates, the reduction in unfunded commitments, an improvement in economic factors, and limited loan charge-offs for the period. The provision for credit losses in the third quarter of 2025 was impacted by the charge-off of a held-to-maturity security with an amortized cost basis of $5.8 million and a $1.9 million charge-off on a commercial loan. The Company's annualized net charge-offs to average loans held for investment ratio was 0.01% for the third quarter of 2026, 0.00% for the preceding quarter, and 0.07% one year prior.

Nonperforming assets totaled $21.9 million, or 0.60% of total assets, at September 30, 2026, compared to $22.3 million, or 0.63% of total assets, at September 30, 2025, and $22.3 million, or 0.65% of total assets at June 30, 2026.

About First Carolina Financial Services, Inc.
First Carolina Financial Services, Inc. (NYSE: FCBM) operates as a bank holding company for First Carolina Bank that provides financial services for businesses, higher education institutions, and individuals. First Carolina offers a range of deposit and loan products and trust services. First Carolina is headquartered in Raleigh, North Carolina with full-service banking offices in Rocky Mount, Raleigh, Wilmington, Cary, and Reidsville, North Carolina; Virginia Beach, Virginia; Columbia and Greenville, South Carolina; and Atlanta, Georgia. For more information, please visit firstcarolinabank.com. The information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of, this press release. The inclusion of our website address in this press release is only as an inactive textual reference.

Company Note Regarding Forward-Looking Statements
This press release contains, and future oral and written statements by us and our management may contain, forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements include discussion of plans, estimates, objectives, goals, guidelines, expectations, intentions, projections, and statements of the Company’s beliefs concerning future events, business plans, objectives, expected operating results and the assumptions upon which those statements are based. Forward-looking statements include, without limitation, statements that may predict, forecast, indicate or imply future results, performance or achievements, and are typically identified with words such as “see,” “may,” “could,” “should,” “will,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “aim,” “intend,” “plan” or words or phrases of similar meaning. We caution that the forward-looking statements are based largely on our expectations and are subject to a number of known and unknown risks and uncertainties that are subject to change based on factors which are, in many instances, beyond our control and could cause actual results to differ materially from those currently anticipated. Such risks and uncertainties include, but are not limited to: adverse developments in our borrowers’ industries and, in particular, declines in real estate values; our ability to maintain compliance with federal and state laws that regulate our business and capital levels; our ability to raise capital as needed by our business; our ability to manage growth; the loss of any of our key employees; changes in the interest rates affecting our deposits, loans, and securities portfolio; our ability to maintain adequate liquidity and control our cost of funds; the strength of the economy in our current and future market areas, as well as general economic, market, or business conditions; negative developments in the financial industry and credit markets; an insufficient allowance for credit losses as a result of inaccurate assumptions or otherwise; the ability of our current and any future markets to weather a downturn in the economy; our potential growth, including loans, deposits, and our entrance or expansion into new markets or products, including our prepaid card offering being piloted at certain universities; the opportunities that may be presented to and pursued by us and the need for sufficient capital to support that growth; changes in our competitive position, competitive actions by other financial institutions and the competitive nature of the financial services industry and our ability to compete effectively against other financial institutions in our banking markets; changes in laws, regulations and the policies of federal or state regulators and agencies or interpretations thereof; governmental monetary and fiscal policies, including the policies of the Federal Reserve; our ability to maintain internal control over financial reporting and an effective risk management framework; our effective use of technology or an interruption or breach in security of our information systems; our reliance on secondary sources, such as FHLB advances, sales of securities and loans, federal funds lines of credit from correspondent banks and out-of-market time deposits, to meet our liquidity needs; inaccurate or incomplete information about our clients; our ability to assess and manage our asset quality; natural disasters, pandemics or other public health crises, war, terrorist activities or civil unrest and their effects on the economic and business environments in which we operate; risks associated with unauthorized access, cyber-crime and other threats to data security; and other risks and uncertainties described under “Risk Factors” of our Registration Statement on Form S-1 and subsequent filings with the U.S. Securities and Exchange Commission. We assume no obligation and do not intend to update these forward-looking statements, except as required by law.

Investor Relations Contact:

Kristen Brabble
Chief Operating Officer
252-451-2964
investorrelations@firstcarolinabank.com

FIRST CAROLINA FINANCIAL SERVICES, INC.
QUARTER END BALANCE SHEETS

(dollars in thousands)	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
	(unaudited)	(unaudited)	(unaudited)	(audited)	(unaudited)
Assets
Cash and cash equivalents	$237,374	$118,821	$190,323	$134,116	$297,177
Investment securities, available for sale	319,145	325,341	331,641	312,090	310,833
Investment securities, held to maturity	-	-	-	-	250
Federal Home Loan Bank stock, at cost	2,364	4,739	2,364	5,732	2,143
Loans receivable	2,896,606	2,742,549	2,684,469	2,648,174	2,695,350
Allowance for credit losses	(21,280)	(22,064)	(21,121)	(20,893)	(23,492)
Net loans	2,875,326	2,720,485	2,663,348	2,627,281	2,671,858
Premises and equipment, net	41,059	42,077	43,531	44,707	45,086
Goodwill and intangible assets, net	68,318	69,009	69,702	70,395	68,080
Deferred tax asset	25,740	24,055	24,092	25,142	27,706
Bank-owned life insurance	69,258	68,577	58,910	58,356	57,798
Prepaid expenses and other assets	32,038	32,825	34,466	39,689	35,591
Total assets	$3,670,622	$3,405,929	$3,418,377	$3,317,508	$3,516,522
Liabilities and shareholders' equity
Liabilities
Deposits
Noninterest bearing DDA	$805,226	$563,008	$658,707	$533,232	$792,736
Interest bearing DDA	509,985	572,971	479,032	376,537	313,754
Savings and money market	1,276,158	1,016,471	931,271	759,197	576,962
Certificates of deposit	571,661	678,265	897,584	1,126,707	1,387,002
Total deposits	3,163,030	2,830,715	2,966,594	2,795,673	3,070,454
Federal Home Loan Bank advances	-	50,000	-	75,000	-
Subordinated debt, net	31,654	63,489	63,463	63,436	63,409
Allowance for credit losses on off-balance sheet credit exposures	2,234	2,494	3,164	3,794	3,249
Accrued expenses and other liabilities	41,034	29,577	31,802	32,680	39,796
Total liabilities	3,237,952	2,976,275	3,065,023	2,970,583	3,176,908
Shareholders' equity
Common stock	15,535	15,535	12,307	12,261	12,261
Additional paid-in capital	309,186	308,195	240,684	239,903	239,014
Retained earnings	114,151	106,254	101,160	95,249	90,346
Accumulated other comprehensive loss	(6,202)	(330)	(797)	(488)	(2,007)
Total shareholders' equity	432,670	429,654	353,354	346,925	339,614
Total liabilities and shareholders' equity	$3,670,622	$3,405,929	$3,418,377	$3,317,508	$3,516,522

FIRST CAROLINA FINANCIAL SERVICES, INC.
STATEMENTS OF OPERATIONS (unaudited)

	As of and for the Three Months Ended			As of and for the Nine Months Ended
(dollars in thousands)	September 30, 2026	June 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Interest income
Interest on cash and due from banks	$1,525	$1,424	$3,337	$4,890	$7,614
Loans, including fees	44,156	41,592	42,781	125,810	123,893
Investment securities	3,822	3,786	4,017	11,300	9,272
Other interest and dividends	59	44	55	148	178
Total interest income	49,562	46,846	50,190	142,148	140,957
Interest expense
Deposits	20,076	19,951	23,606	59,103	64,484
Borrowings	1,423	1,307	1,071	3,867	3,645
Total interest expense	21,499	21,258	24,677	62,970	68,129
Net interest income	28,063	25,588	25,513	79,178	72,828
Provision (recovery) for credit losses	(1,029)	273	9,350	(1,155)	9,713
Net interest income after provision for credit losses	29,092	25,315	16,163	80,333	63,115
Noninterest income
Service charges on deposit accounts	5,875	5,538	10,540	18,237	30,470
Gain on sale of securities, net	-	-	1,721	108	1,721
Bank-owned life insurance	681	636	559	1,871	1,250
Other noninterest income	161	501	110	816	2,382
Total noninterest income	6,717	6,675	12,930	21,032	35,823
Noninterest expense
Salaries and employee benefits	12,376	11,662	14,456	36,436	42,052
Occupancy and equipment	4,125	4,013	4,442	12,463	11,343
Data processing	1,651	1,738	2,179	5,342	6,325
Other professional fees	3,300	3,183	6,025	8,989	9,594
Service fees	82	95	74	252	1,928
Federal deposit insurance premiums	450	650	795	2,150	2,385
Consumer fraud and transaction losses	1,226	1,432	1,717	3,996	8,754
Other noninterest expense	2,597	2,729	2,421	7,913	7,592
Total noninterest expense	25,807	25,502	32,109	77,541	89,973
Net income before taxes	10,002	6,488	(3,016)	23,824	8,965
Income tax expense	2,106	1,392	(1,016)	4,921	1,669
Net income (loss)	$7,896	$5,096	$(2,000)	$18,903	$7,296

FIRST CAROLINA FINANCIAL SERVICES, INC.
FINANCIAL TABLES

Financial Highlights (unaudited)
	As of and for the Three Months Ended			As of and for the Nine Months Ended
(dollars in thousands except per share amounts)	September 30, 2026	June 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Selected Operating Data:
Interest income	$49,562	$46,846	$50,190	$142,148	$140,957
Interest expense	21,499	21,258	24,677	62,970	68,129
Net interest income	28,063	25,588	25,513	79,178	72,828
Provision (recovery) for credit losses	(1,029)	273	9,350	(1,155)	9,713
Noninterest income	6,717	6,675	12,930	21,032	35,823
Noninterest expense	25,807	25,502	32,109	77,541	89,973
Income tax expense	2,106	1,392	(1,016)	4,921	1,669
Net income (loss)	7,896	5,096	(2,000)	18,903	7,296
Share and Per Share Data:
Basic earnings per share	$0.26	$0.21	$(0.08)	$0.71	$0.29
Diluted earnings per share	$0.26	$0.20	$(0.08)	$0.71	$0.29
Book value per share (at period end)	$13.93	$13.83	$13.85	$13.93	$13.85
Tangible book value per share[1]	$11.73	$11.61	$11.07	$11.73	$11.07
Shares of common stock outstanding	31,069,852	31,068,852	24,521,854	31,069,852	24,521,854
Weighted average basic shares outstanding	30,838,326	24,802,799	24,537,037	26,810,808	24,808,766
Weighted average diluted shares outstanding	30,838,326	25,235,701	24,537,037	26,810,808	24,808,766
Selected Balance Sheet Data:
Total assets	$3,670,622	$3,405,929	$3,516,522	$3,670,622	$3,516,522
Securities available-for-sale, at fair value	319,145	325,341	310,833	319,145	310,833
Securities held-to-maturity, at fair value	-	-	250	-	250
Gross loans held for investment (LHFI)	2,896,606	2,742,549	2,695,350	2,896,606	2,695,350
Allowance for credit losses	21,280	22,064	23,492	21,280	23,492
Goodwill and other intangible assets	68,318	69,009	68,080	68,318	68,080
Deposits	3,163,030	2,830,715	3,070,454	3,163,030	3,070,454
Sub debt	31,654	63,489	63,409	31,654	63,409
Other borrowings	-	50,000	-	-	-
Total shareholders' equity	432,670	429,654	339,614	432,670	339,614
1 Considered non-GAAP financial measure - See "Non-GAAP Financial Measures.”

FIRST CAROLINA FINANCIAL SERVICES, INC.
FINANCIAL TABLES

Financial Highlights - continued (unaudited)
	As of and for the Three Months Ended			As of and for the Nine Months Ended
(dollars in thousands)	September 30, 2026	June 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Performance Ratios:
Pre-tax pre-provision return (PPR)[1]	$8,973	$6,761	$6,334	$22,669	$18,678
Return on average assets (ROAA)[2]	0.89%	0.60%	(0.22)%	0.73%	0.29%
Return on average equity[2]	7.24	5.71	(2.29)	6.63	2.84
Return on average tangible common equity (ROATCE)[1]	8.61	7.09	(2.85)	8.11	3.45
Net interest margin	3.38	3.23	3.06	3.29	3.11
Efficiency ratio[1]	74.20	79.04	87.44	77.46	84.14
Noninterest income to average total assets	0.76	0.79	1.45	0.82	1.44
Noninterest income to total revenue	19.31	20.69	33.63	20.99	32.97
Noninterest expense to average total assets	2.92	3.01	3.61	3.01	3.61
Average interest-earning assets to average interest-bearing liabilities	138.02	133.15	134.14	136.84	137.62
Average equity to average total assets	12.33	10.53	9.79	11.09	10.30
Asset Quality Data:
Nonperforming assets to total assets	0.60%	0.65%	0.63%	0.60%	0.63%
Nonperforming loans to gross LHFI	0.76	0.81	0.83	0.76	0.83
Total allowance for credit losses to nonperforming loans	97.15	99.07	105.26	97.15	105.26
Total allowance for credit losses to total LHFI	0.73	0.80	0.87	0.73	0.87
Net charge-offs to average LHFI	0.01	0.00	0.07	0.01	0.07
Balance Sheet and Capital Ratios:
Loan-to-deposit ratio	91.58%	96.89%	87.78%	91.58%	87.78%
Noninterest bearing deposits to total deposits	25.46	19.89	25.82	25.46	25.82
Total shareholders' equity to total assets	11.79	12.61	9.66	11.79	9.66
Tangible common equity to tangible assets[1]	10.11	10.81	7.87	10.11	7.87
Other:
Number of branches	9	9	9	9	9
Number of full-time equivalent employees	271	269	297	271	297
1 Considered non-GAAP financial measure - See "Non-GAAP Financial Measures.”
2 Annualized calculations shown for quarterly periods presented.

FIRST CAROLINA FINANCIAL SERVICES, INC.
FINANCIAL TABLES

QTD Average Balances and Yields/Rates (unaudited)
	As of and for the Three Months Ended
	September 30, 2026			June 30, 2026			September 30, 2025
(dollars in thousands)	Average balance	Interest income/expense	Average yields earned/rates paid	Average balance	Interest income/expense	Average yields earned/rates paid	Average balance	Interest income/expense	Average yields earned/rates paid
Assets:
Loans	$2,805,567	$44,156	6.24%	$2,688,901	$41,592	6.20%	$2,701,520	$42,781	6.28%
Securities, available for sale	325,152	3,822	4.66%	328,941	3,786	4.62%	273,130	3,656	5.31%
Securities, held to maturity	-	-	0.00%	-	-	0.00%	29,304	361	4.89%
Deposits in banks and short-term investments	160,902	1,584	3.91%	156,891	1,468	3.75%	302,170	3,392	4.45%
Total interest earning assets	3,291,621	49,562	5.97%	3,174,733	46,846	5.92%	3,306,124	50,190	6.02%
Noninterest-earning assets	219,303			223,606			225,782
Total assets	$3,510,924			$3,398,339			$3,531,906
Liabilities and shareholders’ equity
Transaction accounts	$536,191	$4,798	3.55%	$517,257	$4,373	3.39%	$300,417	$2,863	3.78%
Money market and savings	1,149,202	9,603	3.32%	972,528	7,654	3.16%	620,330	5,447	3.48%
Time deposits	599,421	5,675	3.76%	799,742	7,924	3.97%	1,480,550	15,296	4.10%
Total interest-bearing deposits	2,284,814	20,076	3.49%	2,289,527	19,951	3.50%	2,401,297	23,606	3.90%
Sub debt	56,234	993	7.01%	63,480	1,014	6.41%	63,400	1,070	6.70%
Borrowings	43,777	430	3.90%	31,348	293	3.75%	61	1	6.50%
Total interest-bearing liabilities	2,384,825	21,499	3.58%	2,384,355	21,258	3.58%	2,464,758	24,677	3.97%
Noninterest-bearing demand deposits	655,744			620,825			675,808
Other liabilities	37,542			35,442			45,509
Shareholders’ equity	432,813			357,717			345,831
Total liabilities and shareholders’ equity	$3,510,924			$3,398,339			$3,531,906
Net interest spread			2.40%			2.34%			2.05%
Net interest income and spread		$28,063			$25,588			$25,513
Net interest income/margin			3.38%			3.23%			3.06%
Cost of total deposits			2.71%			2.75%			3.04%
Cost of total funding			2.81%			2.84%			3.12%

FIRST CAROLINA FINANCIAL SERVICES, INC.
FINANCIAL TABLES

YTD Average Balances and Yields/Rates (unaudited)
	As of and for the Nine Months Ended
	September 30, 2026			September 30, 2025
(dollars in thousands)	Average balance	Interest income/ expense	Average yields earned/rates paid	Average balance	Interest income/ expense	Average yields earned/rates paid
Assets:
Loans	$2,717,556	$125,810	6.19%	$2,670,523	$123,893	6.20%
Securities, available for sale	324,684	11,300	4.65%	194,069	7,703	5.31%
Securities, held to maturity	-	-	0.00%	39,656	1,569	5.29%
Deposits in banks and short-term investments	175,940	5,038	3.83%	227,251	7,792	4.58%
Total interest earning assets	3,218,180	142,148	5.91%	3,131,499	140,957	6.02%
Noninterest-earning assets	220,975			204,382
Total assets	$3,439,155			$3,335,881
Liabilities and shareholders’ equity
Transaction accounts	$481,590	$12,310	3.42%	$299,776	$8,624	3.85%
Money market and savings	990,745	23,550	3.18%	607,946	15,780	3.47%
Time deposits	789,101	23,243	3.94%	1,290,090	40,080	4.15%
Total interest-bearing deposits	2,261,436	59,103	3.49%	2,197,812	64,484	3.92%
Sub debt	61,029	3,025	6.63%	63,374	3,209	6.77%
Borrowings	29,334	842	3.84%	14,246	436	4.09%
Total interest-bearing liabilities	2,351,799	62,970	3.58%	2,275,432	68,129	4.00%
Non-interest-bearing demand deposits	669,017			671,150
Other liabilities	37,108			45,777
Shareholders’ equity	381,231			343,522
Total liabilities and shareholders’ equity	$3,439,155			$3,335,881
Net interest spread			2.33%			2.02%
Net interest income and spread		$79,178			$72,828
Net interest income/margin			3.29%			3.11%
Cost of total deposits			2.70%			3.01%
Cost of total funding			2.79%			3.09%

FIRST CAROLINA FINANCIAL SERVICES, INC.
FINANCIAL TABLES

Loan Data (unaudited)
	As of the Quarter Ended
	September 30, 2026		June 30, 2026		September 30, 2025
(dollars in thousands)	Amount	% of Loans	Amount	% of Loans	Amount	% of Loans
Construction, land & land development	$249,744	8.6%	$325,384	11.9%	$315,488	11.7%
Other commercial real estate	1,640,357	56.6%	1,475,934	53.8%	1,448,761	53.8%
Owner-occupied real estate	317,752	11.0%	270,838	9.9%	296,887	11.0%
Commercial, industrial & agricultural	314,855	10.9%	313,056	11.4%	322,688	12.0%
Residential real estate	372,783	12.9%	355,291	13.0%	309,869	11.5%
Consumer	1,115	0.0%	2,046	0.1%	1,657	0.1%
Gross loans held for investment	$2,896,606		$2,742,549		$2,695,350
Allowance for credit losses on LHFI	(21,280)		(22,064)		(23,492)
Net loans held for investment	$2,875,326		$2,720,485		$2,671,858

Nonperforming Assets (unaudited)

	As of the Quarter Ended
(dollars in thousands)	September 30, 2026	June 30, 2026	September 30, 2025
Nonaccrual loans	$21,905	$22,272	$22,318
Past due loans 90 days and still accruing	-	-	-
Total nonperforming loans	$21,905	$22,272	$22,318
Other nonperforming assets	-	-	-
Other real estate owned	-	-	-
Total nonperforming assets	$21,905	$22,272	$22,318
Nonperforming loans to gross loans	0.76%	0.81%	0.83%
Nonaccrual loans to gross loans	0.76%	0.81%	0.83%
Nonaccrual loans to total assets	0.60%	0.65%	0.63%
Nonperforming assets to total assets	0.60%	0.65%	0.63%

Non-GAAP Financial Measures
Some of the financial measures discussed or presented in this press release or the accompanying financial tables are not measures recognized under accounting principles generally accepted in the United States of America (“GAAP”) and therefore are considered non-GAAP financial measures. In accordance with SEC rules, we classify a financial measure as being a non-GAAP financial measure if that financial measure excludes or includes amounts, or is subject to adjustments that have the effect of excluding or including amounts, that are included or excluded, as the case may be, in the most directly comparable measure calculated and presented in accordance with GAAP.

Our accounting and reporting policies conform to GAAP and the prevailing practices in the banking industry. However, we also evaluate our performance based on certain additional non-GAAP financial measures. Management uses these non-GAAP financial measures because it believes they may provide useful supplemental information for evaluating our operations and performance over periods of time, as well as in managing and evaluating our business and in discussions about our operations and performance. Management believes these non-GAAP financial measures may also provide users of our financial information with a meaningful measure for assessing our financial results and credit trends, as well as a comparison to financial results for prior periods. These non-GAAP financial measures should be viewed in addition to, and not as an alternative to or substitute for, measures determined in accordance with GAAP and are not necessarily comparable to other similarly titled measures used by other companies.

Tangible common equity is defined as total shareholders’ equity less goodwill and other intangible assets.

Tangible book value per share is defined as tangible common equity divided by total common shares outstanding. We believe this measure is important because it shows changes from period to period in book value per share exclusive of changes in intangible assets.

Tangible common equity to tangible assets is defined as the ratio of tangible common equity divided by total tangible assets. We believe this measure is important because it shows relative changes from period to period in equity and total assets, each exclusive of changes in intangible assets.

Return on average tangible common equity (ROATCE) is defined as the ratio of net income to average tangible common equity (as defined above).

Efficiency ratio is defined as total noninterest expense divided by the sum of net interest income and noninterest income, excluding only gains from securities transactions. We believe this measure is important as an indicator of productivity because it shows the amount of revenue generated for each dollar spent.

Pre-tax pre-provision return (PPR) is defined as net income plus income tax expense plus provision (minus recovery) for credit losses.

We believe that these non-GAAP financial measures provide useful information to management and investors that is supplementary to our financial condition, results of operations and cash flows computed in accordance with GAAP. However, we acknowledge that our non-GAAP financial measures have a number of limitations. As such, these disclosures should not be considered as a substitute for results determined in accordance with GAAP, and they are not necessarily comparable to non-GAAP financial measures that other banking companies use. Other banking companies may use names similar to those we disclose for the non-GAAP financial measures, but may calculate them differently.

FIRST CAROLINA FINANCIAL SERVICES, INC.
NON-GAAP RECONCILIATION

Tangible Book Value per Share / Tangible Common Equity to Tangible Assets (unaudited)
	As of the Quarter Ended
(dollars in thousands, except per share data)	September 30, 2026	June 30, 2026	September 30, 2025
Total shareholders' equity (GAAP)	$432,670	$429,654	$339,614
Less: goodwill and intangibles	(68,318)	(69,009)	(68,080)
Tangible common equity (Non-GAAP)	$364,352	$360,645	$271,534
Common shares outstanding	31,069,852	31,068,852	24,521,854
Book value per common share (GAAP)	13.93	13.83	13.85
Tangible book value per common share (Non-GAAP)	11.73	11.61	11.07
Total assets (GAAP)	$3,670,622	$3,405,929	$3,516,522
Less: goodwill and intangibles	(68,318)	(69,009)	(68,080)
Tangible assets	$3,602,304	$3,336,920	$3,448,442
Tangible common equity to tangible assets (Non-GAAP)	10.11%	10.81%	7.87%

Return on Average Tangible Common Equity (unaudited)
	As of and for the Three Months Ended			As of and for the Nine Months Ended
(dollars in thousands)	September 30, 2026	June 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Net income (GAAP)	$7,896	$5,096	$(2,000)	$18,903	$7,296
Average shareholders' equity	432,813	357,717	345,831	381,231	343,522
Return on average equity	7.24%	5.71%	(2.29)%	6.63%	2.84%
Average shareholders' equity	$432,813	$357,717	$345,831	$381,231	$343,522
Less: average goodwill and intangibles	(68,774)	(69,463)	(67,606)	(69,459)	(60,685)
Average tangible common equity (Non-GAAP)	364,039	288,254	278,225	311,772	282,837
Return on average tangible common equity (Non-GAAP)	8.61%	7.09%	(2.85)%	8.11%	3.45%

Efficiency Ratio (unaudited)
	As of and for the Three Months Ended			As of and for the Nine Months Ended
(dollars in thousands)	September 30, 2026	June 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Net interest income	$28,063	$25,588	$25,513	$79,178	$72,828
Noninterest income	6,717	6,675	12,930	21,032	35,823
Adjusted for:
Gain on sale of securities	-	-	1,721	108	1,721
Adjusted revenue	$34,780	$32,263	$36,722	$100,102	$106,930
Total noninterest expense	25,807	25,502	32,109	77,541	89,973
Efficiency ratio (Non-GAAP)	74.20%	79.04%	87.44%	77.46%	84.14%

FIRST CAROLINA FINANCIAL SERVICES, INC.
NON-GAAP RECONCILIATION

Pre-tax pre-provision return (unaudited)
	As of and for the Three Months Ended			As of and for the Nine Months Ended
(dollars in thousands)	September 30, 2026	June 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Net income (GAAP)	$7,896	$5,096	$(2,000)	$18,903	$7,296
Plus:
Income tax expense	2,106	1,392	(1,016)	4,921	1,669
Provision (recovery) for credit losses	(1,029)	273	9,350	(1,155)	9,713
Pre-tax, pre-provision return (Non-GAAP)	$8,973	$6,761	$6,334	$22,669	$18,678